SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 26, 2003

VERSANT CORPORATION

(Exact name of Registrant as Specified in its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-28540	94-3079392
(Commission File Number)	(I.R.S. Employer Identification Number)

6539 Dumbarton Circle Fremont California 94555
(Address of Principal Executive Offices) (Zip Code)

(510) 789-1500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5:  Other Events and Regulation FD Disclosure

On September 26, 2003, Versant Corporation (“Versant”) entered into an Amendment Agreement with certain of the former stockholders of Mokume Software, Inc. (“Mokume’), which amends the Agreement and Plan of Reorganization dated as of November 19, 2002 pursuant to which Versant acquired Mokume (the “Merger Agreement”).

Pursuant to the Merger Agreement, Versant issued 2,424,000 shares of its common stock (the “Mokume Shares”) to the former stockholders of Mokume (the “Mokume Stockholders”) on terms described in more detail in the Merger Agreement and in Versant’s report on Form 8-K filed with the Securities and Exchange Commission on November 27, 2002.  Under the terms of the Merger Agreement, Versant was entitled to repurchase from the Mokume Stockholders a total of 1,212,000 of the Mokume Shares (the “Contingent Shares”) at the price of $0.01 per share if Versant’s real-time computing business did not achieve certain operating results within a defined time period (the “Earn-out Contingency”).  The Contingent Shares held by certain of the Mokume Stockholders were also subject to monthly vesting conditions based on their continued employment with Versant over a two-year period beginning on November 19, 2002.  In addition, all the Mokume Shares were subject to potential forfeiture to Versant to satisfy claims for indemnification that might be asserted by Versant for breaches of Mokume’s representations and warranties under the Merger Agreement, subject to certain release conditions.

The principal modifications to the Merger Agreement effected by the Amendment Agreement are summarized below.

1.             A total of 363,600 of the Contingent Shares will be forfeited by the Mokume Stockholders and cancelled without consideration and the remaining 848,400 Contingent Shares are no longer subject to forfeiture or repurchase by Versant and have been released from the Earn-Out Contingency and any vesting restrictions now applicable to them.

2.             Subject to certain conditions, the 2,060,400 remaining Mokume Shares are to be released from the risk of forfeiture to satisfy claims for indemnification made by Versant under the Merger Agreement in installments over time as follows:

•      606,400 shares were released from potential forfeiture under indemnification claims on September 26, 2003.

•      The balance of 1,454,000 shares are to be released in various increments at various times during the one-year period beginning on November 19, 2003 and ending November 19, 2004, when all shares not previously forfeited would be released from indemnification claims.

3.             The Amendment Agreement also provides Mokume Stockholders certain rights to satisfy Versant indemnification claims in cash in lieu of Mokume Shares.

Versant has received correspondence from a third party alleging that Versant received misappropriated intellectual property from Mokume when Versant acquired Mokume and that Mokume had interfered with certain business relationships of the third party.  Versant believes these claims lack merit and intends to defend them vigorously if they are pursued.  However, Versant has made a claim for indemnification against the Mokume Shares to protect its rights in the event it suffers any loss or expense arising from this allegation.

The Mokume Stockholders who have signed the Amendment Agreement to date together own approximately 88% of the total number of Mokume Shares.  These Mokume Stockholders agreed, pursuant to the Amendment Agreement, to use their best efforts to have all Mokume Stockholders sign the Amendment Agreement by October 26, 2003 and have agreed to indemnify Versant against loss arising from the failure of any Mokume Stockholder to sign the Amendment Agreement.

The Amendment Agreement is attached as an exhibit to this report. The foregoing description is qualified in its entirety by reference to the full text of such exhibit.

Item 7:  Financial Statements and Exhibits.

 (c)          Exhibits.

The following exhibits are filed herewith:

99.01       Amendment Agreement dated as of September 26, 2003 among Versant Corporation and certain former stockholders of Mokume Software, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 2, 2003

VERSANT CORPORATION

By:	/s/ Lee McGrath
Lee McGrath,
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
99.01	Amendment Agreement dated as of September 26, 2003 among Versant Corporation and certain former stockholders of Mokume Software, Inc.